Exhibit 10.1

AMENDMENT NO. 1

TO THE

STRATEGIC HOTELS & RESORTS, INC.

SECOND AMENDED AND RESTATED 2004 INCENTIVE PLAN

Pursuant to the power reserved to it in Section 16.1 of the Strategic Hotels & Resorts, Inc. Second Amended and Restated 2004 Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of Strategic Hotels & Resorts, Inc. (the “Company”) amends the Plan as follows:

1. The first sentence of Section 14.2 Effect of a Change of Control is modified to permit the grant of Awards which do not provide for automatic acceleration of vesting immediately prior to the consummation of a Change of Control and such sentence shall read as follows:

“Unless otherwise provided in the Award Agreement, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the consummation of the Change of Control, become 100% vested.”

2. In all other respects, the Plan, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 21st day of February, 2012.

STRATEGIC HOTELS & RESORTS, INC.

/s/ Paula C. Maggio
By: Paula C. Maggio Its: Senior Vice President, Secretary & General Counsel